Exhibit 99.1

Party City Announces First Quarter 2017 Results

ELMSFORD, N.Y., May 9, 2017 — Party City Holdco Inc. (NYSE: PRTY) today announced financial results for the first quarter ended March 31, 2017.

James M. Harrison, Chief Executive Officer, stated, “2017 is off to a solid start with first quarter results that were in line with our expectations. A compelling assortment, good in-store execution and strong holiday performance were all positive contributors in our retail business. In our consumer products business, we realized over 17% growth internationally in constant currency, driven by category growth and continued channel expansion throughout the U.K., continental Europe and Australia.”

Highlights for the first quarter:

•	Total revenues increased 4.2% on a reported basis or 4.8% on a constant currency basis

•	Completed the strategic acquisition of Granmark to expand manufacturing and distribution capabilities in Latin America

•	Expanded company-owned store base by acquiring 36 franchise stores in the southeastern U.S.

•	Share of shelf[1] increased 200bps, to 77.4% during the first quarter

•	Reported net loss of $4.7 million or ($0.04) on a per share basis, which includes $9.2 million of one-time restructuring charges; adjusted net income increased 27.1% to $6.1 million or $0.05 on a per share basis from $0.04 in the prior year period

•	Adjusted EBITDA increased 5.6% to $49 million

•	Generated free cash flow[2] of $38 million, and reduced net debt leverage ratio to 4.4 times[4]

Mr. Harrison continued, “We made significant progress on the acquisition front, strengthening our vertical model, expanding our company-owned footprint and increasing our global presence. We are building on our successful track record of making highly accretive acquisitions, and we have a robust pipeline of further opportunities.

“In addition, we have entered into an agreement to develop an online, easy-to-use party marketplace that will help party throwers design a party with a broad spectrum of vetted party service providers and party supplies. While this project is still in the early stages, we believe there are natural synergies to be realized by bringing these services together to enhance our share of the party wallet.

Mr. Harrison concluded, “Our business offers multiple levers for sustainable top and bottom-line growth, and we remain focused on delivering against our strategic initiatives. We are reiterating our previously provided guidance for 2017 with respect to our topline, brand comp and adjusted earnings.”

First quarter summary:

•	Reported net loss of $4.7 million compared to a net loss of $0.4 million in the first quarter of 2016. The first quarter of 2017 includes $9.2 million of one-time charges associated with Company restructuring, and primarily represents related severance charges. Of this amount, $5.9 million relates to the Transition and Consulting Agreement entered into with Gerald Rittenberg dated March 15, 2017[3].

[1]	The percentage of our retail product cost of sales supplied by our wholesale operations
[2]	Defined as adjusted EBITDA less capital expenditures
[3]	For more information, please refer to the Form 8K filed on March 17, 2017.
[4]	Defined as net debt to adjusted EBITDA

•	Adjusted net income increased 27.1% to $6.1 million, compared to $4.8 million for the prior year quarter.

•	Adjusted EBITDA increased 5.6% to $49.1 million, compared to $46.5 million in the first quarter of 2016.

•	Reported diluted loss per share totaled $0.04 compared to $0.00 in the prior year quarter. Adjusted diluted income per share improved 25% to $0.05 from $0.04 in the first quarter of 2016.

•	Total revenues of $477.0 million increased 4.2% on a reported basis and 4.8% on a constant currency basis.

•	Retail sales increased 6.2% on a reported basis (6.3% on a constant currency basis) driven primarily by increased store count through both acquired franchise stores (36) and new store growth (17 net new Party City stores added in the past twelve months) and growth in brand comparable sales.

•	Brand comparable sales increased 1.7% during the first quarter.

•	Net third-party wholesale revenues were flat on a reported basis (increased 4.1% on an adjusted basis when adjusting for the currency effect as well as the impact of eliminating $3.0 million in intercompany sales for the 36 franchise store acquisitions over the last twelve months).

•	Total gross profit margin increased 30 basis points (50 basis points when excluding the negative effects of foreign exchange) to 37.0% of net sales, primarily due to higher share of shelf and the benefits associated with improved product sourcing, partially offset by increased occupancy costs and the strengthening of the U.S. dollar.

•	Operating expenses totaled 34.3% of revenues, and increased 8.8% over the first quarter of 2016 to $163.6 million. After adjusting for the one-time costs associated with the Company’s restructuring, operating expenses totaled 32.4% of revenues and increased 2.7%.

•	During the quarter, the Company opened two new stores, acquired 36 franchise stores and closed four stores.

•	In January 2017, the Company entered into an agreement to design, develop, test, refine and launch an online, easy-to-use centralized digital marketplace for party-related services, connecting suppliers and consumers, and allowing a consumer to select, schedule and pay for party services, including entertainment, activities, food and decorations, from various screened vendors.

Balance sheet highlights as of March 31, 2017:

The Company ended the quarter with $1,709 million in debt (net of cash) resulting in net debt leverage4 of 4.4 times and approximately $299 million in availability under its asset-based revolving credit facility.

Fiscal 2017 Outlook:

For 2017, the Company is reiterating the following guidance:

•	Total revenue of $2.35 to $2.45 billion

•	Brand comparable sales growth of 1% - 1.5%

•	Adjusted EBITDA of $400 to $417 million

•	Adjusted net income of $148 to $158 million

•	Adjusted diluted EPS of $1.23 to $1.30

•	Net debt leverage of approximately 3.5X times by the end of 2017

Given the $9.2 million of non-recurring restructuring charges incurred in the quarter, the Company is updating its GAAP guidance as follows:

•	GAAP net income of $123 to $133 million

•	GAAP diluted EPS of $1.02 to $1.10

The Company has reconciled Non-GAAP outlook measures to the most directly comparable GAAP measures later in this release. See “Non-GAAP Information” and “Reconciliation of 2017 Outlook” for a more detailed explanation, including definitions of the various Non-GAAP terms used in this release.

[4]	Defined as net debt to adjusted EBITDA

Conference Call Information:

A conference call to discuss the first quarter 2017 financial results is scheduled for today, May 9, 2017, at 8:00 a.m. Eastern Time. Investors and analysts interested in participating in the call are invited to dial 877-201-0168 (U.S. domestic) and 647-788-4901 (international), and enter conference ID#10322948, approximately 10 minutes prior to the start of the call. The conference call will also be webcast at http://investor.partycity.com/. To listen to the live call, please go to the website at least 15 minutes early to register and download any necessary audio software. The webcast will be accessible for one year after the call.

Website Information:

We routinely post important information for investors on the Investor Relations section of our website, http://investor.partycity.com/. We intend to use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investor Relations section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

Non-GAAP Information:

This press release includes non-GAAP measures including Adjusted EBITDA and Adjusted Net Income/Loss and Adjusted Earnings per Share. We present these non-GAAP financial measures because we believe they assist investors in comparing our performance across reporting periods on a consistent basis by eliminating items that we do not believe are indicative of our core operating performance. In addition, we use Adjusted EBITDA: (i) as a factor in determining incentive compensation, (ii) to evaluate the effectiveness of our business strategies and (iii) because our credit facilities use Adjusted EBITDA to measure compliance with certain covenants. The Company has reconciled these non-GAAP financial measures with the most directly comparable GAAP financial measures in tables accompanying this release. We also evaluate our results of operations on both an as reported and a constant currency basis. The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates. We calculate constant currency percentages by converting our prior-period local currency financial results using the current period exchange rates and comparing these adjusted amounts to our current period reported results. We also provide free cash flow, defined as Adjusted EBITDA less capital expenditures, and net debt leverage, which is calculated by adding Loans and Notes Payable, Current Portion of Long Term Obligations and Long Term Obligations, Excluding Current Portion, subtracting Cash and Cash Equivalents and dividing by Adjusted EBITDA for the trailing twelve month period. Adjusted Earnings per Share is calculated by dividing Adjusted Net Income by the Weighted Average Number of Common Shares-Diluted. We believe providing these non-GAAP measures provides valuable supplemental information regarding our results of operations and leverage, consistent with how we evaluate our performance. In evaluating these non-GAAP financial measures, investors should be aware that in the future the Company may incur expenses or be involved in transactions that are the same as or similar to some of the adjustments in this presentation. The Company’s presentation of non-GAAP financial measures should not be construed to imply that its future results will be unaffected by any such adjustments. The Company has provided this information as a means to evaluate the results of its core operations. Other companies in the Company’s industry may calculate these items differently than it does. Each of these measures is not a measure of performance under GAAP and should not be considered as a substitute for the most directly comparable financial measures prepared in accordance with GAAP. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the Company’s results as reported under GAAP.

Forward-Looking Statements:

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events or our future financial or operating performance, and include Party City’s expectations regarding revenues, brand comparable sales, Adjusted EBITDA, Adjusted net income/loss, adjusted diluted earnings per share, average common shares outstanding and the effective tax rate. The forward-looking statements contained in this press release are based on management’s good-faith belief and reasonable judgment based on current information, and these statements are qualified by important risks and uncertainties, many of which are beyond our control, that could cause our actual results to differ materially from those forecasted or indicated by such forward-looking statements. These risks and uncertainties include: our ability to compete effectively in a competitive industry; fluctuations in commodity prices; our ability to appropriately respond to changing merchandise trends and consumer preferences; successful implementation of our store growth strategy; decreases in our Halloween sales; disruption to the transportation system or increases in transportation costs; product recalls or product liability; economic slowdown affecting consumer spending and general economic conditions; loss or actions of third party vendors and loss of the right to use licensed material; disruptions at our manufacturing facilities; and the additional risks and uncertainties set forth in “Risk Factors” in Party City’s latest Form 10-K and in subsequent reports filed with or furnished to the Securities and Exchange Commission. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future events, outlook, guidance, results, actions, levels of activity, performance or achievements. Readers are cautioned not to place undue reliance on these forward looking statements. Except as may be required by any applicable laws, Party City assumes no obligation to publicly update or revise such forward-looking statements, which are made as of the date hereof or the earlier date specified herein, whether as a result of new information, future developments or otherwise.

About Party City

Party City Holdco Inc. is the leading party goods company by revenue in North America and, we believe, the largest vertically integrated supplier of decorated party goods globally by revenue. The Company is a popular one-stop shopping destination for party supplies, balloons, and costumes. In addition to being a great retail brand, the Company is a global, world-class organization that combines state-of-the-art manufacturing and sourcing operations, and sophisticated wholesale operations complemented by a multi-channel retailing strategy and e-commerce retail operations. The Company is the leading player in its category, vertically integrated and unique in its breadth and depth. Party City Holdco designs, manufactures, sources and distributes party goods, including paper and plastic tableware, metallic and latex balloons, Halloween and other costumes, accessories, novelties, gifts and stationery throughout the world. The Company’s retail operations include over 900 specialty retail party supply stores (including approximately 150 franchise stores) throughout North America operating under the names Party City and Halloween City, and e-commerce websites, principally through the domain name PartyCity.com.

Contact Information

ICR

Farah Soi and Rachel Schacter

(203) 682-8200

InvestorRelations@partycity.com

PARTY CITY HOLDCO INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	March 31,	December 31,
	2017	2016
	Unaudited
ASSETS
Current assets:
Cash and cash equivalents	$40,367	$64,610
Accounts receivable, net	120,580	134,091
Inventories, net	620,764	613,868
Prepaid expenses and other current assets	69,312	68,255

Total current assets	851,023	880,824
Property, plant and equipment, net	293,663	292,904
Goodwill	1,622,129	1,572,568
Trade names	566,729	566,599
Other intangible assets, net	72,887	76,581
Other assets, net	7,229	4,502

Total assets	$3,413,660	$3,393,978

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Loans and notes payable	$198,269	$120,138
Accounts payable	99,979	163,415
Accrued expenses	159,218	149,683
Income taxes payable	36,467	46,675
Current portion of long-term obligations	13,327	13,348

Total current liabilities	507,260	493,259
Long-term obligations, excluding current portion	1,537,448	1,539,604
Deferred income tax liabilities	279,769	278,819
Deferred rent and other long-term liabilities	71,407	65,507

Total liabilities	2,395,884	2,377,189

Stockholders’ equity:
Common stock (119,527,894 and 119,515,894 shares issued and outstanding at March 31, 2017 and December 31, 2016, respectively)	1,195	1,195
Additional paid-in capital	912,629	910,167
Retained earnings	152,983	157,666
Accumulated other comprehensive loss	(49,031)	(52,239)

Total stockholders’ equity	1,017,776	1,016,789

Total liabilities and stockholders’ equity	$3,413,660	$3,393,978

PARTY CITY HOLDCO INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME

(In thousands, except share and per share data)

	Three Months Ended March 31,
	2017	2016

Revenues:
Net sales	$473,963	$454,286
Royalties and franchise fees	3,036	3,454

Total revenues	476,999	457,740

Expenses:
Cost of sales	298,719	287,767
Wholesale selling expenses	15,627	15,842
Retail operating expenses	90,730	86,709
Franchise expenses	3,317	3,563
General and administrative expenses	48,137	38,926
Art and development costs	5,798	5,377

Total expenses	462,328	438,184
Income from operations	14,671	19,556

Interest expense, net	20,692	22,652
Other expense (income), net	1,162	(2,978)

Loss before income taxes	(7,183)	(118)
Income tax (benefit) expense	(2,500)	276

Net loss	($4,683)	($394)

Comprehensive (loss) income	($1,475)	$1,539

Net loss per common share-Basic	($0.04)	—

Net loss per common share-Diluted	($0.04)	—

Weighted-average number of common shares-Basic	119,523,867	119,291,974
Weighted-average number of common shares-Diluted	119,523,867	119,291,974

PARTY CITY HOLDCO INC.

RECONCILIATION OF ADJUSTED EBITDA

(In thousands)

	Three Months Ended March 31,
	2017	2016

Net loss	($4,683)	($394)
Interest expense, net	20,692	22,652
Income taxes	(2,500)	276
Depreciation and amortization	20,701	20,889

EBITDA	34,210	43,423
Non-cash purchase accounting adjustments	1,850	1,401
Restructuring, retention and severance (a)	7,814	—
Deferred rent (b)	363	1,983
Store closing expenses (c)	1,367	1,420
Foreign currency gains, net	(537)	(3,164)
Equity based compensation (d)	2,398	948
Undistributed loss in unconsolidated joint venture	716	147
Corporate development expenses (e)	723	266
Other	218	109

Adjusted EBITDA	$49,122	$46,533

Adjusted EBITDA margin	10.3%	10.2%

(a)	During the first quarter of 2017, the Company recorded restructuring charges. Of this amount, $4,510 relates to the Transition and Consulting Agreement with Gerald Rittenberg dated March 15, 2017. For further details on this agreement, please refer to the Form 8-K filed on March 17, 2017. Also, during the three months ended March 31, 2017, the Company recorded a $3,304 severance charge related to a restructuring of its Retail segment. See Note (d) below for further restructuring details.
(b)	The deferred rent adjustment reflects the difference between accounting for rent and landlord incentives in accordance with GAAP and the Company’s actual cash outlay for such items.
(c)	Charges incurred related to closing unprofitable stores.
(d)	The first quarter of 2017 includes a $1,362 stock option modification charge for Gerald Rittenberg.
(e)	Principally represents third-party costs related to acquisitions (primarily legal expenses and diligence fees). Such costs are excluded from the definition of “Consolidated Adjusted EBITDA” that is utilized for certain covenants in the Company’s credit agreements.

PARTY CITY HOLDCO INC.

RECONCILIATION OF ADJUSTED NET INCOME

(In thousands, except share and per share data)

	Three Months Ended March 31,
	2017	2016

Loss before income taxes	($7,183)	($118)
Intangible asset amortization	3,713	4,145
Non-cash purchase accounting adjustments (a)	2,004	1,956
Amortization of deferred financing costs and original issuance discount	1,233	1,274
Restructuring, retention and severance (b)	7,814	—
Equity based compensation (c)	2,398	948

Adjusted income before income taxes	9,979	8,205
Adjusted income tax expense (d)	3,928	3,446

Adjusted net income	$6,051	$4,759

Adjusted net income per common share - diluted	$0.05	$0.04

Weighted-average number of common shares-diluted	120,862,319	120,141,598

(a)	On July 27, 2012, PC Merger Sub, Inc., which was our wholly-owned indirect subsidiary, merged into Party City Holdings Inc. (“PCHI”), with PCHI being the surviving entity (the “Transaction”). As a result of the Transaction, the Company applied the acquisition method of accounting and increased the value of certain property, plant and equipment. The impact of such adjustments on depreciation expense increased the Company’s expenses. These property, plant and equipment depreciation amounts are included in “Non-cash purchase accounting adjustments” for purposes of calculating “adjusted net income,” but are excluded from “Non-cash purchase accounting adjustments” for purposes of calculating adjusted EBITDA since they are included in depreciation expense.
(b)	During the first quarter of 2017, the Company recorded restructuring charges. Of this amount, $4,510 relates to the Transition and Consulting Agreement with Gerald Rittenberg dated March 15, 2017. For further details on this agreement, please refer to the Form 8-K filed on March 17, 2017. Also, during the three months ended March 31, 2017, the Company recorded a $3,304 severance charge related to a restructuring of its Retail segment. See Note (c) below for further restructuring details.
(c)	The first quarter of 2017 includes a $1,362 stock option modification charge for Gerald Rittenberg.
(d)	Represents income tax expense/benefit after excluding the specific tax impacts for each of the pre-tax adjustments. The tax impacts for each of the adjustments were determined by applying to the pre-tax adjustments the effective income tax rates for the specific legal entities in which the adjustments were recorded.

PARTY CITY HOLDCO INC.

RECONCILIATION OF 2017 OUTLOOK

(In millions)

UNAUDITED

Full year 2017
Outlook
Net income:	$123 - $133
Intangible asset amortization, net of tax:	9
Amortization of deferred financing costs and original issuance discount, net of tax:	3
Restructuring, retention and severance, net of tax:	6
Equity based compensation, net of tax:	3
Non-cash purchase accounting adjustments, net of tax:	4

Adjusted net income (a):	$148 - $158

Net income:	$123 - $133
Income taxes:	74 - 80
Interest expense, net:	88 - 86
Depreciation and amortization:	87

EBITDA:	$372 - $386
Deferred rent:	8 - 9
Equity based compensation:	5
Non-cash purchase accounting adjustments:	6
Restructuring, retention and severance:	8 - 9
Undistributed loss in unconsolidated joint ventures:	1 - 2

Adjusted EBITDA (a):	$400 - $417

(a)	Amounts may not total due to rounding.

PARTY CITY HOLDCO INC.

SEGMENT INFORMATION

(In thousands except percentages)

	Three Months Ended March 31,
	2017		2016
Total Revenues	Dollars in thousands	Percentage of Total Revenues	Dollars in thousands	Percentage of Total Revenues
Net Sales:
Wholesale	$270,692	56.7%	$259,821	56.8%
Eliminations	(135,998)	(28.5%)	(125,091)	(27.3%)

Net wholesale	134,694	28.2%	134,730	29.4%
Retail	339,269	71.1%	319,556	69.8%

Total net sales	473,963	99.4%	454,286	99.2%
Royalties and franchise fees	3,036	0.6%	3,454	0.8%

Total revenues	$476,999	100.0%	$457,740	100.0%

	Three Months Ended March 31,
	2017		2016
Total Gross Profit	Dollars in thousands	Percentage of Net Sales	Dollars in thousands	Percentage of Net Sales
Retail	$132,581	39.1%	$124,026	38.8%
Wholesale	42,663	31.7%	42,493	31.5%

Total	$175,244	37.0%	$166,519	36.7%

PARTY CITY HOLDCO INC.

OPERATING METRICS

	Three Months Ended March 31,
	2017	2016

Store Count
Corporate Stores:
Beginning of period	750	712
New stores opened	2	2
Acquired	36	19
Closed	(4)	(2)

End of period	784	731
Franchise Stores:
Beginning of period	184	200
Opened	—	1
Sold to Party City	(36)	(19)
Closed	(2)	(1)

End of period	146	181

Grand Total	930	912

	Three Months Ended March 31,
	2017	2016

Share of Shelf (a)	77.4%	75.4%

	Three Months Ended March 31,
	2017	2016

Brand comparable sales (b)	1.7%	-1.5%

(a)	Share of shelf represents the percentage of our retail product cost of sales supplied by our wholesale operations.
(b)	Party City brand comparable sales include North American e-commerce sales.